Exhibit 10.29
					FX rate =
QUALYTEXTIL SA - reconciliation of Brazilian GAAP to US GAAP					1.94720	(g)
Statement of Profit and Loss for the year ended December 31, 2007
	Brazilian GAAP		Reclass-	As	Translated		Adjustments	US GAAP
	per Audit	Notes	ifications	reclassified	to USD	Notes	in USD	in USD
	report in BRL			in BRL

Gross Income

Gross sales	22,104,656			22,104,656
Cancellation and taxes on sales	(5,517,669)			(5,517,669)
Net sales	16,586,987		0	16,586,987	8,518,379		0	8,518,379

Cost of sales	8,750,612			8,750,612	4,493,946	(f)	(169,642)	4,324,304

Gross profit	7,836,375		0	7,836,375	4,024,433		169,642	4,194,075

Operating expenses (income):
General and administrative expenses	2,193,850	(a)	27,344	2,221,194	1,140,712	(e)	215,174	1,355,886
Selling expenses	2,785,569			2,785,569	1,430,551			1,430,551
Net financial	667,297	(b)	(1,320,714)	(653,417)	(335,567)	(c )	335,567	0
Depreciation	117,405			117,405	60,294			60,294
Other (income) expense	27,344	(a)	(27,344)	0				0

Operating result	2,044,910		1,320,714	3,365,624	1,728,443		(381,099)	1,347,344

Interest expense		(b)	(1,325,238)	(1,325,238)	(680,586)			(680,586)
Interest income		(b)	4,524	4,524	2,323			2,323
Non operating other income / expense	27,564			27,564	14,155			14,155

Profit (loss) for the year before income tax and social contribution	2,072,474		0	2,072,474	1,064,335		(381,099)	683,236

Provision for income tax and social contribution	470,417			470,417	241,586	(d)	(137,393)	104,193

Profit (loss) for the year	1,602,057		0	1,602,057	$822,749		$(243,706)	$579,043

Exhibit 10.29

NOTES TO: QUALYTEXTIL SA - Reconciliation of Brazilian GAAP to US GAAP
Year ended December 31, 2007
(a) Reclassify provison for bad debt allowance to administrative expense
(b) Reclassify interest expense and interest income out of "net financial" Under Brazilian GAAP, the category "net financial" includes interest expense and interest income and government incentives on VAT taxes.

(c) Not used
(d) Government income tax incentives classified as capital contribution for Brazilian GAAP		(176,037)
Adjust tax accrual to 15.25% of final US GAAP pretax income		38,644
net tax adjustment	(d)	(137,393)
(e) Net adjustment to administrative expenses
Legal fees not accrued under Brazilian GAAP		58,933
Management compensation not accrued under brazilian GAAP		107,266
Misc. labor accrual		5,646
Installment plan taxes not accrued - outsourcing sales contractor		4,623
Installment plan taxes not accrued - outsourcing labor contractor		15,776
Outsourcing labor contractor invoices recorded one month in arrears - accrue December 2007		22,930
(e) Net adjustment to administrative expenses	(e)	215,174
(f) Net adjustment to cost of goods sold
inventory reserve not recorded under Brazilian GAAP - slow moving raw material		73,367
inventory reserve not recorded under Brazilian GAAP - reserve for rework returned finished goods		29,295
reclassify a government VAT tax incentive (ICMS) as a reduction of cost of goods sold		(335,567)
Outsourcing labor contractor invoices recorded one month in arrears - accrue December 2007		48,106
Installment plan taxes not accrued - outsourcing labor contractor		15,157
(f) Net translation of the adjustment to cost of goods sold from BRL into USD	(f)	(169,642)
(g) The 2007 statement of profit and loss has been derived from the internally generated monthly financial statements. These financial statements have been translated using the rate applicable to each month. The exchange rate of $1.94720 represents a weighted average of the monthly rates used.